SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) June 1, 2001
      -------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        10228 "L" Street, Omaha, NE 68127
                        ---------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

AMCON Distributing Company ("AMCON"), a Delaware corporation, Merchants Wholesale Inc. ("MWI"), an Illinois corporation, and Robert and Marcia Lansing are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement") and a Noncompete, Nonsolicitation and Nondisclosure Agreement (the "Noncompete Agreement"), both dated February 8, 2001 and addendums to the Asset Purchase Agreement and Noncompete Agreement(the "Asset Purchase Addendum" and the "Noncompete Addendum," respectively), both dated May 30, 2001. In addition, AMCON and Robert and Marcia Lansing are parties to a Real Estate Purchase Agreement (the "Real Estate Purchase Agreement") dated February 8, 2001 and an addendum to the Real Estate Purchase Agreement (the "Real Estate Addendum") dated May 30, 2001. The agreements referred to above are collectively referred to as the "Purchase Agreements."

On June 1, 2001, upon terms set forth in the Purchase Agreements, AMCON completed its purchase of the distribution business and assets of MWI for a purchase price of $36.7 million, net of liabilities assumed of $6.1 million. There are no material relationships between AMCON, MWI and Robert and Marcia Lansing and the purchase price was determined by arm's-length negotiations. Funding for the acquisition was provided as follows: $27.0 million through borrowings under a revolving loan agreement with LaSalle National Bank (the "Revolving Loan"); $6.3 million through a real estate loan with Gold Bank (the "Real Estate Loan"); and $3.4 million of deferred payment to the sole stockholder of MWI. Costs and expenses associated with the acquisition were paid from AMCON's Revolving Loan proceeds. The Revolving Loan is secured by all of AMCON's assets, excluding real estate. The Real Estate Loan is secured by AMCON's two owned distribution centers.

The transaction under the Asset Purchase Agreement will be accounted for using the purchase method of accounting. The portion of the purchase price to be allocated to goodwill is currently estimated to be approximately $5.1 million and will be amortized over 25 years up through the Company's year ending September 30, 2001. At such time, the Company intends to early adopt the guidance under the newly issued Statement of Financial Accounting Standards No. 142 and the remaining unamortized goodwill asset will no longer be amortized. The carrying value of the goodwill will then be reviewed for impairment and written down and charged to the results of operations if and when the impairment recognition criteria is met and the recorded value of the asset exceeds its measured fair value.

The real estate purchased under the Real Estate Purchase Agreement represents a 206,000 square foot building formerly occupied by MWI.

MWI operated through eight states as a wholesale distributor of consumer products in AMCON's traditional distribution business. MWI's distribution territory was within and contiguous to AMCON's current traditional distribution business territory.

On June 4, 2001, AMCON issued a press release announcing the completion of the transactions under the Purchase Agreements. The press release is filed herewith as an exhibit and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

         (a)       Financial Statements of Business Acquired


                               MERCHANTS WHOLESALE, INC.
                               AND ITS SUBSIDIARY
                               Quincy, Illinois

                               CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               March 23, 2001
                               (Unaudited)







                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                         CONSOLIDATED BALANCE SHEET
                  March 23, 2001 and October 6, 2000
                             (Unaudited)


ASSETS
                                                          3/23/2001     10/6/2000
                                                         -----------   -----------
CURRENT ASSETS
   Cash and cash equivalents                             $         -   $         -
   Accounts receivable, less allowance for doubtful
    accounts of $583,350 and $78,650                      18,980,008    24,175,496
   Inventories                                            11,325,670    12,878,768
   Prepaid expenses                                          593,111     2,517,587
   Note receivable from affiliate                            719,788       434,930
                                                         -----------   -----------
     Total current assets                                 31,618,577    40,006,781
                                                         -----------   -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
   Leasehold improvements                                    152,697         6,223
   Equipment                                               6,376,628     6,003,231
                                                         -----------   -----------
      Total, at cost                                       6,529,325     6,009,454

   Less accumulated depreciation                          (4,474,177)   (4,265,616)
                                                         -----------   -----------
     Total equipment and leasehold improvements            2,055,148     1,743,838
                                                         -----------   -----------

OTHER ASSETS
   Unamortized loan fees                                     170,192        56,562
   Advance to affiliate                                            -     1,080,291
   Other assets                                               80,291           100
                                                         -----------   -----------

TOTAL ASSETS                                             $33,924,208   $42,887,572
                                                         ===========   ===========





                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Bank overdraft                                       $ 3,676,761   $ 4,987,566
   Accounts payable                                       3,987,645     5,149,060
   Current maturities of long-term debt                  21,115,965    26,004,695
   Current maturities of obligations
    under capital lease                                      68,604        77,604
   Current income taxes payable                             310,958       346,205
   Accrued expenses                                       1,702,866     1,045,641
                                                        -----------   -----------
     Total current liabilities                           30,862,799    37,610,771
                                                        -----------   -----------

LONG-TERM LIABILITIES
   Other liabilities                                        951,995             -
   Notes payable to stockholder                           1,174,117     2,313,413
   Long-term debt, less current maturities above                  -       519,883
   Obligations under capital lease, less
    current maturities above                                865,401        67,527
                                                        -----------   -----------
     Total long-term liabilities                          2,039,518     2,900,823
                                                        -----------   -----------
     Total liabilities                                   33,854,312    40,511,594
                                                        -----------   -----------

STOCKHOLDER'S EQUITY
   Common stock, $50 par value; 100,000 shares
    authorized, 3,000 shares issued and 88 shares
    outstanding                                             150,000       151,000
   Additional paid-in capital                               398,237       398,237
   Retained earnings                                      2,072,369     4,377,451
                                                        -----------   -----------
                                                          2,620,606     4,926,688

   Treasury stock, 2,912 shares at cost                  (2,550,710)   (2,550,710)
                                                        -----------   -----------
     Total stockholder's equity                              69,896     2,375,978
                                                        -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY              $33,924,208   $42,887,572
                                                        ===========   ===========


              MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                    CONSOLIDATED STATEMENT OF OPERATIONS
            Six Months Ended March 23, 2001 and March 24, 2000
                             (Unaudited)


                                                          2001             2000
                                                     -------------    -------------
NET SALES                                            $ 225,640,942    $ 205,418,489

COST OF SALES                                          215,750,750      195,253,322
                                                     -------------    -------------
   Gross profit                                          9,890,192       10,165,167


OPERATING EXPENSES
   Selling, general, and administrative expenses         9,907,388        8,218,263
                                                     -------------    -------------
   Income (loss) from operations                           (17,196)       1,946,904
                                                     -------------    -------------

OTHER EXPENSE
   Interest expense                                     (1,648,637)        (796,689)
                                                     -------------    -------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING PRINCIPLE                      (1,665,833)       1,150,215

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE                                     (639,243)               -
                                                     -------------    -------------

NET INCOME (LOSS)                                    $  (2,305,076)   $   1,150,215
                                                     =============    =============






              MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
            Six Months Ended March 23, 2001 and March 24, 2000
                            (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES                    2001           2000
                                                    -----------    -----------
   Net income (loss)                                $(2,305,076)   $ 1,150,215
   Adjustments to reconcile net income (loss)
    to net cash provided by (used in) operating
    activities:
   Bad debt expense                                     504,700          3,000
   Depreciation                                         291,527        383,070
   Gain on sale of equipment                            (39,304)             -
   Effects of changes in operating assets
    and liabilities:
     Accounts receivable                              4,690,788     (6,255,260)
     Inventory                                        1,553,098     (3,716,064)
     Prepaid expenses                                 1,924,476        109,341
     Other assets                                      (193,821)             -
     Accounts payable                                (1,161,415)       673,046
     Accrued expenses                                   657,225       (786,212)
     Income taxes payable                               (35,247)      (130,497)
     Other liabilities                                  951,995              -
                                                    -----------    -----------
      Net cash provided by (used in)
       operating activities                           6,838,946     (8,569,361)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of equipment and leasehold
    improvements                                              -       (779,179)
   Proceeds from sale of equipment                      264,143              -
   Amounts due from affiliate                           795,433              -
                                                    -----------    -----------
     Net cash provided by (used in)
      investing activities                            1,059,576       (779,179)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                    (1,310,804)    (1,904,442)
   Payment of loan fees payable                               -           (132)
   Payments from affiliate                                    -              -
   Payments on stockholder's notes                   (1,139,296)             -
   Proceeds on long-term debt                                 -          3,007
   Payments on long-term debt                                 -       (187,605)
   Net proceeds (payments) on line of credit         (5,408,614)    11,634,860
   Principal payments on capital lease obligation       (39,808)             -
                                                    -----------    -----------
     Net cash (used in) provided by
      financing activities                           (7,898,522)     9,545,688
                                                    -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     -        197,148

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                  -              -
                                                    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD            $         -    $   197,148
                                                    ===========    ===========



                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             March 23, 2001
                               (Unaudited)


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of Merchants Wholesale, Inc. and its wholly-owned subsidiary ("MWI" or the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the financial information included therein, such adjustments consisting of normal recurring items. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 29, 2000. Results for the interim period are not necessarily indicative of results to be expected for the entire year.

The Company has established its fiscal year using the 52-53 week year method. MWI's interim period ended March 23, 2001 includes 24 weeks. The first 12 weeks of the period are also included in the audited financial statements for the year ended December 29, 2000.

2.  INVENTORIES

Inventories consist of finished product purchased in bulk quantities to be redistributed to the Company's customers. Inventories are stated at lower of cost or market. The Company uses the last-in, first-out (LIFO) method to determine the cost of its cigarette inventory. The Company uses the first-in, first-out (FIFO) method to determine the cost of the remainder of its inventory. If the FIFO method of inventory accounting had been used by the Company to determine the cost of its cigarette inventory, inventories would have been $2,034,688 higher than reported at March 23, 2001.

3.  ADOPTION OF SFAS NO. 133

The Company adopted Statement of Financial Accounting Standards No. 133 (SFAS No 133), "Accounting for Derivative Instruments and Hedging Activities'" on December 30, 2000. In accordance with the transition provisions of SFAS No. 133, the Company recorded a cumulative effect of change in accounting principle-type adjustment of $639,243 in earnings to reflect the negative fair value at December 30, 2000 of an interest rate swap derivative that did not meet the criteria for hedge accounting under FAS 133. The fair value of the interest rate swap derivative further decreased to a negative fair value of $951,995 as of March 23, 2001, with the impact of the adjustment to fair value recorded in earnings (interest expense). The interest rate swap derivative is recognized on the balance sheet (other liabilities) at its fair value.

Under the swap agreement, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount of $25,000,000. The interest rate swap converts the Company's variable-rate senior debt to fixed-rate debt.

4.  SUBSEQUENT EVENTS

Subsequent to March 23, 2001, the assets and liabilities of the Company's subsidiary were transferred at fair market value, which approximates book value, to the Parent and the distribution facility in Davenport, IA was closed.

On February 8, 2001, MWI entered into an Asset Purchase Agreement with AMCON Distributing Company ("AMCON"). On June 1, 2001, pursuant to the Asset Purchase Agreement, the Company sold substantially all of its operating assets and liabilities to AMCON for $36.7 million, net of liabilities assumed by AMCON of $6.0 million. The Company's senior debt facility was retired with the proceeds from the sale.


5.  RECENT ACCOUNTING CHANGES

In July 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Standards No. 141 (SFAS No. 141), "Business Combinations" and SFAS No. 142,"Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles being classified as goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the impairment recognition criteria had been met and the recorded value of goodwill and certain intangibles is more than its measured fair value. The provisions of each statement which apply to goodwill and intangible assets acquired prior to June 30, 2001 must be adopted by the Company on January 1, 2002.












                               MERCHANTS WHOLESALE, INC.
                               AND ITS SUBSIDIARY
                               Quincy, Illinois

                               CONSOLIDATED FINANCIAL STATEMENTS
                               December 29, 2000



                               TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT.....................................


FINANCIAL STATEMENTS

  Consolidated Balance Sheet.....................................
  Consolidated Statement of Operations...........................
  Consolidated Statement of Retained Earnings....................
  Consolidated Statement of Cash Flows...........................

  Summary of Significant Accounting Policies.....................

  Notes to Consolidated Financial Statements.....................







                         Independent Auditor's Report



Board of Directors
Merchants Wholesale, Inc.
Quincy, Illinois

We have audited the accompanying consolidated balance sheet of Merchants Wholesale, Inc. and its subsidiary as of December 29, 2000, and the related consolidated statements of operations, retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Merchants Wholesale, Inc. and its subsidiary as of December 29, 2000, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 12 to the consolidated financial statements, the stockholder of Merchants Wholesale, Inc. has entered into an agreement to sell substantially all operating assets and related liabilities of the Company.

CLIFTON GUNDERSON L.L.C.

Peoria, Illinois
February 23, 2001 (except for Note 2 and Note 12, as to which the date is June 1, 2001)





                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                         CONSOLIDATED BALANCE SHEET
                            December 29, 2000


ASSETS

CURRENT ASSETS
   Cash and cash equivalents                            $     4,587
   Accounts receivable, less allowance for doubtful
   accounts of $326,387                                  22,631,778
   Inventories                                           13,575,731
   Prepaid expenses                                         262,944
   Note receivable from affiliate                           578,445
                                                        -----------
     Total current assets                                37,053,485
                                                        -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
   Leasehold improvements                                   142,697
   Equipment                                              6,368,323
                                                        -----------
      Total, at cost                                      6,511,020

   Less accumulated depreciation                         (4,397,341)
                                                        -----------
     Total equipment and leasehold improvements           2,113,679
                                                        -----------

OTHER ASSETS
   Unamortized loan fees
                                                            177,404
                                                        -----------

TOTAL ASSETS                                            $39,344,568
                                                        ===========







                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Bank overdraft                                       $ 5,090,059
   Accounts payable                                       5,243,582
   Current maturities of long-term debt                      88,588
   Current maturities of loan fees payable                   43,750
   Current maturities of obligations
    under capital lease                                      68,604
   Current income taxes payable                             179,613
   Accrued expenses                                       1,659,968
   Obligation under purchase agreement                      310,000
                                                        -----------
     Total current liabilities                           12,684,164
                                                        -----------

LONG-TERM LIABILITIES
   Notes payable to stockholder                             411,124
   Senior debt                                           23,365,155
   Long-term debt, less current maturities above            830,343
   Loan fees payable, less current maturities above          43,750
   Obligations under capital lease, less
    current maturities above                                130,638
   Income taxes payable, less current                       131,345
                                                        -----------
     Total long-term liabilities                         24,912,355
                                                        -----------
     Total liabilities                                   37,596,519
                                                        -----------

STOCKHOLDER'S EQUITY
   Common stock, $50 par value; 100,000 shares
    authorized, 3,000 shares issued and 88 shares
    outstanding                                             150,000
   Additional paid-in capital                               398,237
   Retained earnings                                      3,750,522
                                                        -----------
                                                          4,298,759

   Treasury stock, 2,912 shares at cost                  (2,550,710)
                                                        -----------
     Total stockholder's equity                           1,748,049
                                                        -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY              $39,344,568
                                                        ===========




                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                   CONSOLIDATED STATEMENT OF OPERATIONS
                       Year Ended December 29, 2000


NET SALES                                            $506,199,544

COST OF SALES                                         482,205,858
                                                     ------------
   Gross profit                                        23,993,686


OPERATING EXPENSES
   Selling, general, and administrative expenses       21,811,478
                                                     ------------
   Income from operations                               2,182,208
                                                     ------------

OTHER EXPENSE, NET
   Interest expense                                    (2,594,815)
   Other expense, net                                     (68,358)
                                                     ------------
     Other expense, net                                (2,663,173)
                                                     ------------

NET LOSS                                             $   (480,965)
                                                     ============




                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                       Year Ended December 29, 2000


BALANCE, BEGINNING OF YEAR                         $ 6,424,837
   Net loss                                           (480,965)
   Dividends paid                                   (2,193,350)
                                                   -----------

BALANCE, END OF YEAR                               $ 3,750,522
                                                   ===========




                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                   CONSOLIDATED STATEMENT OF CASH FLOWS
                       Year Ended December 29, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                         $  (480,965)
   Adjustments to reconcile net loss to
    net cash provided by operating activities:
   Bad debt expense                                     456,000
   Depreciation                                         742,885
   Gain on sale of equipment                            (39,304)
   Amortization of loan fees                             35,929
   Effects of changes in operating assets
    and liabilities:
     Accounts receivable                             (5,325,340)
     Inventory                                        3,265,046
     Prepaid expenses                                   340,932
     Accounts payable                                   652,478
     Accrued expenses                                   533,503
     Income taxes payable                              (151,485)
                                                    -----------
      Net cash provided by operating activities          29,679
                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of equipment and leasehold
    improvements                                       (383,369)
   Proceeds from sale of equipment                      264,143
                                                    -----------
     Net cash used in investing activities             (119,226)
                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                     1,213,356
   Payment of loan fees payable                         (93,750)
   Payments to affiliate                               (578,445)
   Payments on stockholder's notes                     (435,310)
   Proceeds on long-term debt                           918,931
   Payments on long-term debt                          (746,092)
   Net proceeds on line of credit                     2,304,082
   Principal payments on capital lease obligation      (145,588)
   Payments on purchase agreement                      (150,000)
   Dividends paid                                    (2,193,350)
                                                    -----------
     Net cash provided by financing activities           93,834
                                                    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                 4,287

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                300
                                                    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR              $     4,587
                                                    ===========



                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                             December 29, 2000


Merchants Wholesale, Inc. was incorporated on July 9, 1954 in the state of Illinois. The Company's principal business activity is the distribution of tobacco, candy, and various sundry products throughout Missouri, Illinois, and other adjacent states. The Company's 100 percent owned subsidiary, Merchants Wholesale of Iowa, Inc., principal business activity is also the distribution of tobacco, candy, and various sundry products throughout Iowa, Illinois, and other adjacent states. Significant accounting policies followed by the Company are presented below. The Company has established its fiscal year using the 52-53 week tax year method. A 52-53 week tax year varies from 52 to 53 weeks and always ends the year on the same day of the week.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its 100 percent owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.


CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.


INVENTORIES

Inventories are stated at lower of cost or market. The Company uses the last-in, first-out (LIFO) method to determine the cost of its cigarette inventory. The Company uses the first-in, first-out (FIFO) method to determine the cost of the remainder of its inventory. If the FIFO method of inventory accounting had been used by the Company to determine the cost of its cigarette inventory, inventories would have been $2,217,049 higher than reported at December 29, 2000.


EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Equipment and leasehold improvements are depreciated using straight-line and accelerated methods over the estimated lives of the assets which range from three to fifteen years.


UNAMORTIZED LOAN FEES

The Company amortizes its loan fees on a straight-line basis over the respective lives of the loans.


ADVERTISING

The Company expenses advertising costs as incurred.


INCOME TAXES

Effective January 30, 1999, the Company, with the consent of its stockholder, has elected to be taxed under sections of federal and state income tax law as an S corporation. Under such election, the stockholder separately pays income tax on his pro rata shares of the Company's income, deductions, losses, and credits. As such, no provision for federal income taxes has been calculated for the Company. The Company is subject to state replacement taxes; however, a provision is not made as the amount has been deemed insignificant to the financial statements.


                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             December 29, 2000


NOTE 1 - NOTES RECEIVABLE FROM AFFILIATE

At December 29, 2000, the Company had notes receivable from Lansing's Novelty, Inc. totaling $578,445. Lansing's Novelty, Inc. is 100 percent owned by the shareholder of the Company.


NOTE 2 - SENIOR DEBT (Dated June 1, 2001)

The Company has a loan agreement with a bank for a $30,000,000 total commitment of which $23,365,155 is utilized. The commitment is a revolving credit arrangement whereby the Company may periodically borrow and repay funds as needed. The total balance is due on the termination date of the loan agreement, December 2003.

The loan agreement provides for interest on outstanding borrowings at the prime rate (9.50 percent at December 29, 2000) paid monthly. The line of credit is collateralized by substantially all of the Company's assets and contains restrictive covenants relating to the Company's financial position and operations. At December 29, 2000, the Company was not in compliance with certain covenants. The line of credit has subsequently been assumed in conjunction with an asset purchase agreement (see Note 12).


NOTE 3 - DEBT

Notes Payable to Stockholder (Related Party Transactions)

The notes payable to stockholder, totaling $411,124, are unsecured and bear interest at 7.50 percent, requiring monthly interest payments, with various maturity dates.

Long-term Debt

Long-term debt consists of the following:

Equipment loan requiring monthly installments of $14,268 including interest at
9.40 percent. The final payment is due December 2006 and the loan is secured by equipment.
                                                        $918,931

Less current portion                                      88,588
                                                        --------
Long-term portion                                       $830,343
                                                        ========

Future maturities of long-term debt and note payable to stockholder are as follows:
2001                                                  $   88,588
2002                                                      97,284
2003                                                     106,833
2004                                                     189,529
2005                                                     208,133
Later years                                              639,688
                                                      ----------
Total                                                 $1,330,055
                                                      ==========


NOTE 4 - SWAP AGREEMENT

The Company entered into an interest rate swap agreement during the year ended December 29, 2000 to reduce the impact of changes in interest rates on its floating rate senior debt. The swap agreement resulted in a gain of $4,488 which was recognized in interest expense for the year ended December 29, 2000. At December 29, 2000, the Company had an outstanding interest rate swap agreement with a bank having a total principal amount of $25,000,000. The agreement effectively changed the Company's interest rate exposure on $25,000,000 of a floating rate note to a fixed 6.48 percent. The $25,000,000 interest rate swap agreement matures on May 27, 2003. At December 29, 2000, the interest rate swap derivative had a negative fair value of $639,243.


NOTE 5 - LOAN FEES PAYABLE

In connection with the revolving line of credit loan agreement, the Company incurred $181,250 of loan fees. The Company paid $93,750 during 2000. The remaining balance is due in two installments of $43,750 in December 2001 and December 2002.


NOTE 6 - INCOME TAXES

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state income tax reporting effective January 30, 1999. After that date, the Company's earnings and losses will be included in the stockholder's personal income tax return. The election required that the Company include the $1,545,255 excess of the cost of its inventory calculated using the first-in, first-out method of accounting over the amount reported under the last-in, first-out method of accounting in its year ended January 29, 1999 taxable income. That amount also was added to the tax basis of the inventory and increased year ended January 29, 1999 taxes by $525,386. The increase is payable in four equal installments beginning with the filing of the year ended January 29, 1999 tax return. Since the resulting excess of the inventory's tax basis over its financial basis will be deductible when the Company is a nontaxable entity, no deferred tax benefit is recognized for it.

Schedule of required income tax payments (payments are due by due dates of the returns):

2001                                                $179,613
2002                                                 131,345
                                                    --------
Total                                               $310,958
                                                    ========


NOTE 7 - LEASE COMMITMENTS

Obligations Under Capital Lease

The Company leases equipment under capitalized leases expiring in years ranging from 2001 through 2004. Accumulated depreciation on the equipment was $160,884 as of December 29, 2000.

Future minimum lease payments under the leases are as follows:

2001                                                  $ 85,141
2002                                                    66,720
2003                                                    66,720
2004                                                    13,200
                                                      --------
Total                                                  231,781

Less amount representing interest                       32,539
                                                      --------
Present value of minimum lease payments               $199,242
                                                      ========

Operating Lease With Stockholder - Related Party Transaction

The Company leases its Quincy, Illinois facility from its sole stockholder, under a noncancellable operating lease expiring in January 2008. Future minimum lease payments under this lease are as follows:

2001                                                 $  540,960
2002                                                    540,960
2003                                                    540,960
2004                                                    540,960
2005                                                    540,960
Thereafter                                            1,127,000
                                                     ----------
Total                                                $3,831,800
                                                     ==========

Total lease expense paid to the Company's sole stockholder for the year ended December 29, 2000 was $540,960.

Other Operating Leases

The Company has various other noncancellable operating leases expiring in various years through 2007. Future minimum payments under these leases are as follows:

2001                                                $1,199,717
2002                                                   899,717
2003                                                   834,019
2004                                                   835,929
2005                                                   835,929
Thereafter                                             840,429
                                                    ----------
Total                                               $5,445,740
                                                    ==========

The Company has various operating leases for delivery equipment which are cancelable with 60 days written notice.

Total rent expense for the year ended December 29, 2000 under all operating leases was $2,448,683.


NOTE 8 - PROFIT SHARING PLAN

The Company has established defined contribution profit sharing plans covering employees who have completed one year of service. Contributions are made at the discretion of the Company. The Company contributed $207,015 for the year ended December 29, 2000.


NOTE 9 - CONCENTRATION OF CREDIT RISK

The Company's major customers include companies in the convenience store industry. Sales to one customer were approximately $60,700,000 for the year ended December 29, 2000 and accounts receivable from two customers were approximately $2,538,000 at December 29, 2000. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Tobacco products sold to this industry account for approximately 86 percent of the Company's sales in 2000.


NOTE 10 - CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

Interest                                              $2,475,814
Income taxes                                             151,485

The Company had the following noncash investing and financing transactions:

Equipment costing $460,000 was obtained through a purchase agreement. At December 29, 2000, $150,000 was paid on this purchase agreement. The remaining $310,000 is reflected as a current liability at December 29, 2000.

Loan fees of $131,250 were incurred for which long-term financing was provided by the lender. A payment of $43,750 was made by December 29, 2000.

Leasehold improvements of $90,000 were purchased in 2000 and included in accounts payable at December 29, 2000.


NOTE 11 - SELF INSURANCE

The Parent and Subsidiary have partial self-insurance programs for employees' health benefits. The maximum potential self-insurance cost to each of the Companies for the year ended December 29, 2000, as determined by the insurance provider, is approximately $1,265,051 and $308,000, respectively. The Companies also pay premiums for specific and aggregate excess coverage for claims in excess of the maximum claims to be paid by the Companies. During the year ended December 29, 2000, the Companies incurred $710,232 and $238,078, respectively, of their maximum potential cost.


NOTE 12 - SUBSEQUENT EVENTS (Dated June 1, 2001)

Subsequent to year end, assets and liabilities of the Subsidiary were transferred at book value, to the Parent.

On February 8, 2001, the Parent Company (seller) entered into an Asset Purchase Agreement (Agreement) with AMCON Distributing Company (buyer). Pursuant to the Agreement, it is the intent of the seller to sell substantially all operating assets and related liabilities to the buyer for fair market value plus an additional amount to be paid by the buyer over 5 years. The closing date of the Agreement is June 1, 2001.














                              MERCHANTS
                            WHOLESALE, INC.
                               AND ITS
                             SUBSIDIARY


                           Quincy, Illinois

                             CONSOLIDATED
                              FINANCIAL
                              STATEMENTS

                           December 31, 1999





                            TABLE OF CONTENTS







INDEPENDENT AUDITOR'S REPORT......................................


FINANCIAL STATEMENTS

Consolidated Balance Sheet........................................
Consolidated Statement of Operations..............................
Consolidated Statement of Retained Earnings.......................
Consolidated Statement of Cash Flows..............................

Summary of Significant Accounting Policies........................

Notes to Consolidated Financial Statements........................







                     Independent Auditor's Report



Board of Directors
Merchants Wholesale, Inc.
Quincy, Illinois

We have audited the accompanying consolidated balance sheet of Merchants Wholesale, Inc. and its subsidiary as of December 31, 1999, and the related consolidated statements of operations, retained earnings, and cash flows for the eleven month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Merchants Wholesale, Inc. and its subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the eleven month period then ended in conformity with generally accepted accounting principles.


CLIFTON GUNDERSON L.L.C.

Peoria, Illinois
February 24, 2000



              MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                     CONSOLIDATED BALANCE SHEET
                         December 31, 1999


                              ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                   $       300
   Accounts receivable, less allowance for doubtful
   accounts of $126,250                                         17,751,985
   Inventories                                                  16,840,777
   Prepaid expenses                                                603,876
                                                               -----------
    Total current assets                                        35,196,938


EQUIPMENT AND LEASEHOLD IMPROVEMENTS
   Leasehold improvements                                            6,223
   Equipment                                                     5,797,079
   Equipment under capital lease                                   387,720
      Total, at cost                                             6,191,022
   Less accumulated depreciation                                (4,042,988)
                                                               -----------
   Total equipment and leasehold improvements                    2,148,034


OTHER ASSETS
   Unamortized loan fees                                            32,083
                                                               -----------

TOTAL ASSETS                                                   $37,377,055
                                                               ===========




                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Bank overdraft                                               $3,876,703
   Accounts payable                                              4,490,651
   Current maturities of note payable to stockholder               160,000
   Current maturities of long-term debt                            133,753
   Current maturities of obligations under capital lease           145,597
   Current maturities of income taxes payable                      199,749
   Accrued expenses                                              1,126,465
                                                               -----------
     Total current liabilities                                  10,132,918


LONG-TERM LIABILITIES
   Notes payable to stockholder, less current
    maturities above                                               686,434
   Senior debt                                                  21,061,073
   Long-term debt, less current maturities above                   612,339
   Obligations under capital lease, less current
    maturities above                                               199,233
   Income taxes payable, less current maturities above             262,694
                                                               -----------
     Total long-term liabilities                                22,821,773
                                                               -----------
     Total liabilities                                          32,954,691


STOCKHOLDER'S EQUITY
   Common stock, $50 par value; 100,000 shares authorized,
   3,000 shares issued and 88 shares outstanding                   150,000
   Additional paid-in capital                                      398,237
   Retained earnings                                             6,424,837
                                                               -----------
                                                                 6,973,074
   Treasury stock, 2,912 shares at cost                         (2,550,710)
                                                               -----------
     Total stockholder's equity                                  4,422,364
                                                               -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $37,377,055
                                                               ===========



                 MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                     CONSOLIDATED STATEMENT OF OPERATIONS
                    Eleven Months Ended December 31, 1999


NET SALES                                                     $342,993,776

COST OF SALES                                                  325,811,641
                                                              ------------
           Gross profit                                         17,182,135


OPERATING EXPENSES
Selling, general, and administrative expenses                   13,691,611
                                                              ------------
           Income from operations                                3,490,524


OTHER EXPENSE, NET
   Interest expense                                             (1,063,302)
   Other income, net                                                 3,668
                                                              ------------
           Other expense, net                                   (1,059,634)
                                                              ------------

NET INCOME                                                      $2,430,890
                                                              ============




                MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                   Eleven Months Ended December 31, 1999


BALANCE, BEGINNING OF PERIOD                                    $3,993,947

Net income                                                       2,430,890
                                                              ------------

BALANCE, END OF PERIOD                                          $6,424,837
                                                              ============



                 MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                    Eleven Months Ended December 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                   $2,430,890
   Adjustments to reconcile net income to net cash
     used in operating activities:
     Depreciation                                                  753,686
     Loss on sale of equipment                                      14,557
     Amortization of loan fees                                      14,576
     Effects of changes in operating assets and liabilities:
   Accounts receivable                                          (5,870,772)
   Inventory                                                       751,904
   Prepaid expenses                                               (496,404)
   Accounts payable                                              1,977,960
   Accrued expenses                                                (23,337)
   Income taxes payable                                           (546,815)
                                                                ----------
     Net cash used in operating activities                        (993,755)


CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of equipment and leasehold improvements              (940,516)
   Proceeds from sale of equipment                                  16,583
                                                                ----------
     Net cash used in investing activities                        (923,933)


CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                                 (948,884)
   Payment of costs to maintain debt financing                     (35,000)
   Proceeds from stockholder's loans payable                       600,000
   Principal payments on stockholder's loans payable              (379,961)
   Principal payments on notes payable                            (115,838)
   Net proceeds on line of credit                                2,844,318
   Principal payments on capital lease obligation                  (46,947)
                                                                ----------
     Net cash provided by financing activities                   1,917,688


NET INCREASE IN CASH AND CASH EQUIVALENTS                                -
                                                                ----------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         300
                                                                ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $      300
                                                                ==========




                 MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                            December 31, 1999


Merchants Wholesale, Inc. was incorporated on July 9, 1954 in the state of Illinois. The Company's principal business activity is the distribution of tobacco, candy, and various sundry products throughout Missouri, Illinois, and other adjacent states. The Company's 100 percent owned subsidiary, Merchants Wholesale of Iowa, Inc., principal business activity is also the distribution of tobacco, candy, and various sundry products throughout Iowa, Illinois, and other adjacent states. Significant accounting policies followed by the Company are presented below. The Company has established its fiscal year using the 52-53 week tax year method. A 52-53 week tax year varies from 52 to 53 weeks and always ends the year on the same day of the week.

Effective January 30, 1999, the Company elected S corporation status pursuant to IRS regulations. The Company also changed its year end to a calendar year end resulting in a period covering January 30, 1999 to December 31, 1999.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its 100 percent owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.


CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.


INVENTORIES

Inventories are stated at lower of cost or market. The Company uses the last-in, first-out (LIFO) method to determine the cost of its cigarette inventory. The Company uses the first-in, first-out (FIFO) method to determine the cost of the remainder of its inventory. If the FIFO method of inventory accounting had been used by the Company to determine the cost of its cigarette inventory, inventories would have been $2,048,925 higher than reported at December 31, 1999.


EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Equipment and leasehold improvements are depreciated using an accelerated method over the estimated lives of the assets which range from three to fifteen years.


UNAMORTIZED LOAN FEES

The Company amortizes its loan fees on a straight-line basis over the respective lives of the loans.


ADVERTISING

The Company expenses advertising costs as incurred.



                 MERCHANTS WHOLESALE, INC. AND ITS SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             December 31, 1999


NOTE 1 - ACQUISITION

At the close of business on December 3, 1999, the Subsidiary acquired certain assets of a company that distributes tobacco, candy, and various sundry products. The purchase price was $4,850,157, consisting of a cash payment of $4,765,476 and the issuance of a capital lease obligation for $84,681.

A summary of the net assets acquired is as follows:

Inventory                                                 $ 4,765,476

Equipment                                                      84,681
                                                           ----------
Net assets acquired                                        $4,850,157
                                                           ==========

The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets assumed were recorded at their fair values. The results of the Company's operations subsequent to the acquisition have been included in the results of operations of the Company.

NOTE 2 - SENIOR DEBT

The Company has a loan agreement with a bank for a $32,500,000 total commitment of which $21,061,073 is utilized. The commitment is a revolving credit agreement whereby the Company may periodically borrow and repay funds as needed. The balance of the loan is due on the termination date of the loan agreement, July 30, 2001.

The loan agreement provides for interest on outstanding borrowings at 1.75 percent over the LIBOR index rate (5.82 percent at December 31, 1999) paid monthly for $12,000,000 of the revolving credit agreement. The borrowings in excess of $12,000,000 require interest to be paid monthly at the bank's prime index rate (8.50 percent at December 31, 1999). The line of credit is collateralized by substantially all of the Company's assets and contains restrictive covenants relating to the Company's financial position and operations.


NOTE 3 - DEBT

Notes Payable to Stockholder (Related Party Transactions)

The notes payable to stockholder, totaling $846,434, are unsecured and bear interest at 7.50 percent, requiring monthly interest payments, with maturity dates ranging from 2003 to 2005. A balance of $160,000 is classified as current as the Company is making semiannual principal payments of $80,000 on February 1 and August 1.

Long-term debt consists of the following:

Equipment loan requiring monthly installments of $14,650 including interest at variable rate of 71 percent of the published prime rate. The interest rate at the period ended December 31, 1999 was 6.035 percent. The final payment is due December 2004 and the loan is secured by equipment. The loan agreement contains restrictive covenants relating to the Company's financial position and operations.
                                                          $746,092

Less current portion                                       133,753
                                                          --------
Long-term portion                                         $612,339
                                                          ========

Future maturities of senior debt, long-term debt, and note payable to stockholder are as follows:

2000                                                   $   293,753
2001                                                    21,363,372
2002                                                       311,256
2003                                                       320,775
2004                                                       318,009
Later years                                                 46,434
                                                       -----------
Total                                                  $22,653,599
                                                       ===========

NOTE 4 - LEASE COMMITMENTS

Obligations Under Capital Lease

The Company leases equipment under capitalized leases expiring in years ranging from 2000 through 2004. Accumulated depreciation on the equipment was $94,653 as of December 31, 1999.

Future minimum lease payments under the leases are as follows:

2000                                                      $170,865
2001                                                        85,141
2002                                                        66,720
2003                                                        66,720
2004                                                        13,200
                                                          --------
Total                                                      402,646

Less amount representing interest                           57,816

                                                          --------
Present value of minimum lease payments                   $344,830
                                                          ========


Operating Lease With Stockholder - Related Party Transaction

The Company leases its facility from its sole stockholder, under a noncancellable operating lease expiring in January 2008. Future minimum lease payments under this lease are as follows:

2000                                                  $  345,960
2001                                                     336,960
2002                                                     336,960
2003                                                     336,960
2004                                                     336,960
Later years                                            1,038,960
                                                      ----------
Total                                                 $2,732,760
                                                      ==========

Total lease expense paid to the Company's sole stockholder for the eleven month period ended December 31, 1999 was $345,960.


Other Operating Leases

The Company has various other noncancellable operating leases expiring in various years through 2004. Future minimum payments under these leases are as follows:

2000                                                   $607,625
2001                                                     77,546
2002                                                     66,722
2003                                                     66,722
2004                                                     13,200
                                                       --------
Total                                                  $831,815
                                                       ========

The Company has various operating leases for delivery equipment which are cancelable with 60 days written notice.

Total rent expense for the eleven month period ended December 31, 1999 under all operating leases was $1,196,887.


NOTE 5 - PROFIT SHARING PLAN

The Company has established a profit sharing plan covering all of the Parent Company employees who have completed one year of service. A profit sharing plan covering all employees of the subsidiary was being negotiated at December 31, 1999. Contributions are made at the discretion of the Company. The Company contributed $283,502 for the eleven month period ended December 31, 1999.


NOTE 6 - CONCENTRATION OF CREDIT RISK

The Company's major customers include companies in the convenience store industry. Sales to one customer were approximately $53,800,000 for the eleven month period ended December 31, 1999 and accounts receivable from three customers exceeded ten percent of the Company's total stockholder's equity at December 31, 1999. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Tobacco products sold to this industry account for approximately 83 percent of the Company's sales in 1999.

The Company purchased approximately 79 percent of their tobacco products from three major suppliers for the eleven month period ended December 31, 1999.


NOTE 7 - INCOME TAXES

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state income tax reporting effective January 30, 1999. After that date, the Company's earnings and losses will be included in the stockholder's personal income tax return. The election required that the Company include the $1,545,255 excess of the cost of its inventory calculated using the first-in, first-out method of accounting over the amount reported under the last-in, first-out method of accounting in its year ended January 29, 1999 taxable income. That amount also was added to the tax basis of the inventory and increased year ended January 29, 1999 taxes by $525,386. The increase is payable in four equal installments beginning with the filing of the year ended January 29, 1999 tax return. Since the resulting excess of the inventory's tax basis over its financial basis will be deductible when the Company is a nontaxable entity, no deferred tax benefit is recognized for it.

Schedule of required income tax payments (payments are due by due dates of the returns):

2000                                                       $199,749
2001                                                        131,347
2002                                                        131,347
                                                           --------
Total                                                      $462,443
                                                           ========

NOTE 8 - SELF INSURANCE

The Company has a modified self insurance program for its employee health insurance, effective February 1, 1993. Actual amounts paid by the Company totaled $422,906, which included health claims paid by the Company and administration fees. The Company's maximum exposure for the plan year beginning January 1, 2000 has been estimated to be $512,000 based on actual participation levels at December 31, 1999.


NOTE 9 - CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

Interest                                                  $1,033,885
Income taxes                                                 555,879

The Company had the following noncash financing transactions:

During the eleven months ended December 31, 1999, the Company purchased equipment for $141,806 for which long-term financing was provided by the seller.







                                MERCHANTS
                              WHOLESALE, INC.

                             Quincy, Illinois

                                FINANCIAL
                                STATEMENTS

                           January 29, 1999 and
                             January 30, 1998




                             TABLE OF CONTENTS





INDEPENDENT AUDITOR'S REPORT......................................


FINANCIAL STATEMENTS

   Balance Sheets..................................................
   Statements of Operations........................................
   Statements of Retained Earnings.................................
   Statements of Cash Flows........................................

   Summary of Significant Accounting Policies......................

   Notes to Financial Statements...................................







                        Independent Auditor's Report

Board of Directors
Merchants Wholesale, Inc.
Quincy, Illinois

We have audited the accompanying balance sheets of Merchants Wholesale, Inc. as of January 29, 1999 and January 30, 1998, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merchants Wholesale, Inc. as of January 29, 1999 and January 30, 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

CLIFTON GUNDERSON L.L.C.

Peoria, Illinois
March 19, 1999




                              MERCHANTS WHOLESALE, INC.
                                  BALANCE SHEETS
                       January 29, 1999 and January 30, 1998

CURRENT ASSETS                                             1999          1998
                                                        -----------   -----------
  Cash and cash equivalents                             $       300   $       300
  Accounts receivable, less allowance for doubtful
    accounts of $70,250 in 1999 and 1998                 11,891,666     7,934,783
  Inventories                                            12,827,205     6,654,546
  Prepaid expenses                                          107,472       506,635
  Deferred income tax                                             -       120,000
                                                        -----------   -----------
          Total current assets                           24,826,643    15,216,264

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
  Leasehold improvements                                      6,223             -
  Equipment                                               5,080,514     3,803,430
  Equipment under capital lease                             204,441        53,441
  Total, at cost                                          5,291,178     3,856,871
  Less accumulated depreciation                          (3,525,320)   (3,210,283)
                                                        -----------   -----------
         Total equipment and leasehold improvements       1,765,858       646,588

OTHER ASSETS
  Unamortized loan fees                                      11,659        33,398
                                                        -----------   -----------
TOTAL ASSETS                                            $26,604,160   $15,896,250
                                                        ===========   ===========

                        LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
                                                           1999          1998
                                                        -----------   -----------
  Bank overdraft                                        $ 4,825,587   $ 2,169,903
  Accounts payable                                        2,523,144     1,647,740
  Note payable to bank                                            -     8,252,178
  Current maturities of note payable to stockholder         160,000       160,000
  Current maturities of long-term debt                      126,610       119,114
  Current maturities of obligations under capital lease      39,814        12,552
  Income taxes payable                                      615,219         8,337
  Accrued expenses                                        1,149,802       371,792
                                                        -----------   -----------
     Total current liabilities                            9,440,176    12,741,616


LONG-TERM LIABILITIES
  Notes payable to stockholder, less current
   maturities above                                         466,396       417,236
  Long-term debt, less current maturities above             735,320       861,931
  Obligations under capital lease, less current
   maturities above                                         125,476        13,245
  Senior debt                                            13,451,279             -
  Income taxes payable, less current maturities
    above                                                   394,039             -

    Total long-term liabilities                          15,172,510     1,292,412
                                                        -----------   -----------
    Total liabilities                                    24,612,686    14,034,028


STOCKHOLDER'S EQUITY
  Common stock, $50 par value; 100,000 shares
   authorized, 3,000 shares issued                          150,000       150,000
  Additional paid-in capital                                398,237       398,237
  Retained earnings                                       3,993,947     3,864,695
                                                        -----------   -----------
                                                          4,542,184     4,412,932
    Treasury stock, 2,912 shares at cost                 (2,550,710)   (2,550,710)
                                                        -----------   -----------
    Total stockholder's equity                            1,991,474     1,862,222
                                                        -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY                                                  $26,604,160   $15,896,250
                                                        ===========   ===========





                              MERCHANTS WHOLESALE, INC.
                              STATEMENTS OF OPERATIONS
                 Years Ended January 29, 1999 and January 30, 1998

                                                           1999           1998
                                                        ------------   ------------
NET SALES                                               $257,166,591   $167,454,387

COST OF SALES                                            241,080,476    157,425,760
                                                        ------------   ------------
Gross profit                                              16,086,115     10,028,627


OPERATING EXPENSES
  Selling, general, and administrative expenses           13,369,693      8,677,705
                                                        ------------   ------------
  Income from operations                                   2,716,422      1,350,922


OTHER EXPENSE, NET
  Interest expense                                        (1,136,368)      (824,642)
  Other expense, net                                        (295,802)       (23,928)
                                                        ------------   ------------
    Income before income taxes and
     cumulative effect of a change
     in accounting principle                               1,284,252        502,352


PROVISION FOR INCOME TAXES                                 1,155,000        222,000
                                                        ------------   ------------
    Income before cumulative effect of
     a change in accounting principle                        129,252        280,352


CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE, net of related
income tax of $182,000 in 1998                                     -       (275,452)
                                                        ------------   ------------

NET INCOME                                              $    129,252   $      4,900
                                                        ============   ============




                              MERCHANTS WHOLESALE, INC.
                          STATEMENTS OF RETAINED EARNINGS
                  Years Ended January 29, 1999 and January 30, 1998


                                                           1999          1998
                                                        ----------   ----------
BALANCE, BEGINNING OF YEAR                              $3,864,695   $3,859,795

Net income                                                 129,252        4,900
                                                        ----------   ----------

BALANCE, END OF YEAR                                    $3,993,947   $3,864,695
                                                        ==========   ==========





                              MERCHANTS WHOLESALE, INC.
                              STATEMENTS OF CASH FLOWS
                 Years Ended January 29, 1999 and January 30, 1998


                                                             1999            1998
                                                         ------------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $    129,252     $    4,900
  Adjustments to reconcile net income to net cash
   used in operating activities:
   Depreciation                                               570,749        358,176
   Loss on sale of equipment                                    7,703         35,156
   Amortization of loan fees                                   36,739         58,434
   Deferred income tax assets                                 120,000        (39,000)
  Effects of changes in operating assets
   and liabilities:
   Accounts receivable                                     (3,956,883)    (1,343,964)
   Inventory                                               (6,172,659)    (2,890,406)
   Prepaid expenses                                           399,163       (386,899)
   Accounts payable                                           875,404         94,610
   Accrued expenses                                           778,010        101,529
   Income taxes payable                                     1,000,921        (22,476)
                                                         ------------     ----------
     Net cash used in operating activities                 (6,211,601)    (4,029,940)


CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from redemption of cash value
   of life insurance                                                -          6,555
  Purchases of equipment and leasehold improvements        (1,547,992)      (110,771)
  Proceeds from sale of equipment                               1,270         19,108
                                                         ------------     ----------
    Net cash used in investing activities                  (1,546,722)       (85,108)


CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                            2,655,684        812,687
  Payment of costs to maintain debt financing                 (15,000)       (36,699)
  Proceeds from stockholder's loans payable                   998,280        554,180
  Principal payments on stockholder's loans payable          (949,121)      (616,794)
  Proceeds from notes payable                                       -      1,000,000
  Principal payments on notes payable                        (119,114)      (574,274)
  Net proceeds on line of credit                            5,199,101      2,986,744
  Principal payments on capital lease obligation              (11,507)       (11,131)
                                                         ------------     ----------
    Net cash provided by financing activities               7,758,323      4,114,713
                                                         ------------     ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                           -           (335)


CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      300            635
                                                         ------------     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                   $        300     $      300
                                                         ============     ==========




                              MERCHANTS WHOLESALE, INC.
                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                      January 29, 1999 and January 30, 1998


Merchants Wholesale, Inc. was incorporated on July 9, 1954 in the state of Illinois. The Company's principal business activity is the distribution of tobacco, candy, and various sundry products throughout Missouri, Illinois, and other adjacent states. Significant accounting policies followed by the Company are presented below. The Company has established its fiscal year using the 52-53 week tax year method. A 52-53 week tax year varies from 52 to 53 weeks and always ends the year on the same day of the week.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.


INVENTORIES

Inventories are stated at lower of cost or market. Prior to 1998, cost was determined using the first-in, first-out (FIFO) method. However, as described in Note 1, effective February 1, 1997, the Company adopted the last-in, first-out (LIFO) method to determine the cost of its cigarette inventory. The Company still uses the FIFO method to determine the cost of the remainder of its inventory.


EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Equipment and leasehold improvements are depreciated using an accelerated method over the estimated lives of the assets which range from five to fifteen years.


UNAMORTIZED LOAN FEES

The Company amortizes its loan fees on a straight-line basis over the respective lives of the loans.


INCOME TAXES

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years' tax returns. Deferred tax assets are recognized for temporary differences that will be deductible in future years' tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. At January 29, 1999, deferred income taxes are not recorded due to the Company's election of S corporation status pursuant to IRS regulations effective January 30, 1999.



                              MERCHANTS WHOLESALE, INC.
                           NOTES TO FINANCIAL STATEMENTS
                       January 29, 1999 and January 30, 1998

NOTE 1 - CHANGE IN ACCOUNTING PRINCIPLE

In 1998, the Company adopted the last-in, first-out (LIFO) method of costing its cigarette inventory. Previously, the first-in, first-out (FIFO) method was used. Management believes that the LIFO method minimizes the effect of price level changes on cigarette inventory valuations and generally matches current costs against current revenues in the statement of operations. The change decreased the 1998 net income by $275,452, net of related tax of $182,000. There is no cumulative effect on beginning retained earnings since the ending cigarette inventory as previously reported at January 31, 1997 is considered to be the beginning inventory for LIFO purposes. Pro forma results of operations for the prior year, as if LIFO had been followed, are not determinable.


NOTE 2 - SENIOR DEBT

The Company at January 29, 1999 has a loan agreement with a bank for a $20,000,000 total commitment of which $13,451,279 is utilized. The commitment is a revolving credit arrangement whereby the Company may periodically borrow and repay funds as needed. The termination date of the loan agreement is July 30, 2001. The loan agreement provides for interest on outstanding borrowings at 1.75 percent over the LIBOR index rate paid monthly. The line of credit is collateralized by substantially all of the Company's assets and contains restrictive covenants relating to the Company's financial position and operations.

The Company also has locked in part of its borrowings at 1.75 percent over the LIBOR index rate with the principal amount due September 25, 2001. The LIBOR interest is paid monthly. At January 29, 1999, the Company had $12,000,000 borrowed at 7.02 percent (1.75 percent over LIBOR index rate of 5.27 percent). The $12,000,000 that the Company locked into is included in the above $13,451,279.


NOTE 3 - DEBT

Note Payable to Bank

The note payable to bank at January 30, 1998 is a $12,000,000 revolving line of credit. During 1998, the balance of the $12,000,000 revolving line of credit was paid off with the proceeds received with the senior debt agreement. At January 30, 1998, $8,252,178 of the line of credit was used. Amounts drawn against the line of credit are payable on demand and bear interest at the local prime lending rate at January 30, 1998 (8.50 percent at January 30, 1998). The line of credit is collateralized by substantially all of the Company's assets and contains restrictive covenants relating to the Company's financial position and operations.

Notes Payable to Stockholder (Related Party Transactions)

The notes payable to stockholder, totaling $626,396, are unsecured and bear interest ranging from 7.0 to 8.5 percent, requiring monthly interest payments, with maturity dates ranging from 2001 to 2003. A balance of $160,000 is classified as current as the Company is making semiannual principal payments of $80,000 on February 1 and August 1.

Long-term debt consists of the following:

                                                      1999        1998
                                                    --------    --------
Equipment loan requiring monthly installments
of $14,650 including interest at variable rate
of 71 percent of the published prime rate.
The interest rate at the year ended January 29,
1999 was 5.503 percent.  The final payment is
due December 2004 and the loan is secured by
equipment.                                          $861,930    $981,045

Less current portion                                 126,610     119,114
                                                    --------    --------
Long-term portion                                   $735,320    $861,931
                                                    ========    ========

Future maturities of senior debt, long-term debt, and note payable to stockholder are as follows:

2000                                                          $ 286,610
2001                                                            294,448
2002                                                         13,754,318
2003                                                            298,438
2004                                                            161,610
Later years                                                     144,181
                                                            -----------
Total                                                       $14,939,605
                                                            ===========


NOTE 4 - LEASE COMMITMENTS

Obligations Under Capital Lease

The Company leases equipment under capitalized leases expiring in years ranging from 2000 through 2004. Accumulated depreciation on the equipment was $80,563 and $44,206 as of January 29, 1999 and January 30, 1998, respectively.

Obligations Under Capital Lease (Continued)

Future minimum lease payments under the leases are as follows:

2000                                                         $ 58,550
2001                                                           40,320
2002                                                           40,320
2003                                                           40,320
2004                                                           36,960
                                                             --------
Total                                                         216,470

Less amount representing interest                              51,180
                                                             --------
Present value of minimum lease payments                      $165,290
                                                             ========


Operating Lease With Stockholder - Related Party Transaction

The Company leases its facility from its sole stockholder, under a noncancellable operating lease expiring in January 2008. Future minimum lease payments under this lease are as follows:

2000                                                       $  336,960
2001                                                          336,960
2002                                                          336,960
2003                                                          336,960
2004                                                          336,960
Later years                                                 1,375,920
                                                           ----------
Total                                                      $3,060,720
                                                           ==========

Total lease expense paid to the Company's sole stockholder for the year ended January 29, 1999 was $336,960.

Other Operating Leases

The Company has various operating leases for delivery equipment which are cancelable with 60 days written notice.

Total rent expense for the years ended January 29, 1999 and January 30, 1998 was $1,151,616 and $870,394, respectively.


NOTE 5 - CONSULTING FEES - RELATED PARTY TRANSACTION

The Company paid approximately $246,000 to related parties during the year ended January 29, 1999 for consulting services provided.


NOTE 6 - PROFIT SHARING PLAN

The Company has established a profit sharing plan covering all employees who have completed one year of service. Contributions are made at the discretion of the Company. The Company contributed $157,302 and $50,000 for the years ended January 29, 1999 and January 30, 1998, respectively.


NOTE 7 - CONCENTRATION OF CREDIT RISK

The Company's major customers include companies in the convenience store industry. Sales to one customer were approximately $33,100,000 for the year ended January 29, 1999 and accounts receivable from 13 customers exceeded ten percent of the Company's total stockholder's equity at January 29, 1999. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Tobacco products sold to this industry account for approximately 79 percent of the Company's sales in 1999 and 75 percent in 1998.

The Company purchased approximately 81 percent of their tobacco products from 3 major suppliers for the years ended January 29, 1999 and January 30, 1998.


NOTE 8 - INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state income tax reporting effective January 30, 1999. After that date, the Company's earnings and losses will be included in the stockholder's personal income tax return. The election requires that the Company include the $1,545,255 excess of the cost of its inventory calculated using the first-in, first-out method of accounting over the amount reported under the last-in, first-out method of accounting in its 1999 taxable income. That amount also is added to the tax basis of the inventory and increases 1999 taxes by $525,386. The increase is payable in four equal installments beginning with the filing of the 1999 tax return. Since the resulting excess of the inventory's tax basis over its financial basis will be deductible when the Company is a nontaxable entity, no deferred tax benefit is recognized for it. Consequently, the tax provision is $525,386 more than the amount that would be obtained by applying statutory rates to pretax income.

Schedule of required income tax payments (payments are due by due dates of the returns):

2000($509,612 + 25 percent of $525,386)                      $  640,959
2001                                                            131,347
2002                                                            131,347
2003                                                            131,347
                                                             ----------
Total                                                        $1,035,000
                                                             ==========

The sources of deferred tax assets and liabilities and the tax effect of each are as follows:

                                                         1999        1998
                                                        ------     ---------
Deferred tax assets:
   Allowance for doubtful accounts                      $    -     $  28,000
   Capitalized inventory costs                               -        92,000
                                                        ------     ---------
                                                             -       120,000
Valuation allowance for deferred tax assets                  -            -
                                                        ------     ---------
Total deferred tax assets                               $    -     $ 120,000
                                                        ======     =========


The entire deferred tax asset is classified in the accompanying balance sheets as current.

The Company's provision for income taxes differs from the tax that would result from applying statutory federal tax rates to income before income taxes primarily because of State income taxes and nondeductible expenses.

The provision for income taxes before the cumulative effect of change in accounting principle consists of the following components:

                                                          1999       1998
                                                      ----------   --------
Current                                               $1,035,000   $261,000
Deferred                                                 120,000    (39,000)
                                                      ----------   --------
Total provision for income taxes                      $1,155,000   $222,000
                                                      ==========   ========


NOTE 9 - SELF INSURANCE

The Company has a modified self insurance program for its employee health insurance, effective February 1, 1993. Actual amounts paid by the Company totaled $433,712, which included health claims paid by the Company and administration fees. The Company's maximum exposure for the plan year beginning February 1, 1999 has been estimated to be $512,000 based on actual participation levels at January 29, 1999.


NOTE 10 - CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

                                                    1999           1998

Interest                                        $1,106,268       $878,342
Income taxes                                        34,079        101,712

The Company had the following noncash financing transactions:

During 1999, the Company purchased equipment for $151,000 for which long-term financing was provided by the seller.


NOTE 11 - YEAR 2000 UNCERTAINTIES

Like most entities, the Company may be exposed to risks associated with Year 2000 dating problems. This problem affects computer software and hardware; transactions with customers, vendors, and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of Year 2000 dating problems on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, it is possible the Year 2000 dating problem could negatively impact the Company's financial condition and results of operations.




         (b)       Pro Forma Financial Information

                        AMCON Distributing Company
                         Pro Forma Financial Data

The accompanying unaudited pro forma balance sheet and statements of operations give effect to the purchase of the distribution business and related net assets of Merchants Wholesale Inc. ("MWI") and certain real estate of MWI's sole stockholder. The unaudited pro forma balance sheet is based on the individual historical balance sheets of AMCON and MWI and has been prepared to reflect the acquisition of MWI as of March 31, 2001. The unaudited pro forma statements of operations are based on the individual historical statements of AMCON and MWI and combine the results of operations of AMCON and MWI for the year ended September 30, 2000 and the six months ended March 31, 2001 as if the acquisition of MWI's net assets had occurred on October 1, 1999. The pro forma financial data is not necessarily indicative of future results or the results that would have occurred had these transactions actually occurred on the dates specified. It is suggested that this financial data be read in conjunction with the Company's annual report for the years ended September 30, 2000 and 1999, respectively, and the Company's quarterly report for the six months ended March 31, 2001. The historical financial information for MWI is as of March 31, 2001, and for the 52 weeks ended December 29, 2000, and the 24 weeks ended March 31, 2001.

The acquisition of the distribution business and related net assets of MWI will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. It is the Company's intention to more fully evaluate the fair value, classification and useful lives of the acquired net assets, including the intangible assets, and, as a result, the final allocation of the purchase price to the intangible assets acquired may ultimately differ from that reflected herein.




                             AMCON Distributing Company and Subsidiaries
                                 Pro Forma Consolidated Condensed
                                     Combined Balance Sheet
                                         March 31, 2001
                                          (Unaudited)

                                             AMCON            MWI            Pro Forma         Pro Forma
                                           Historical      Historical       Adjustments (A)     Combined
                                          ------------    ------------     ------------       ------------

ASSETS

Current Assets
  Cash                                    $    497,820    $          -     $          -       $    497,820
  Accounts receivable, less allowance
   for doubtful accounts of $349,848        15,283,044      18,980,008         (666,650)        33,596,402
  Inventories                               16,024,393      11,325,670        1,234,688         28,584,751
  Deferred income taxes                        632,423               -                -            632,423
  Other                                        800,284       1,312,899         (719,788)         1,393,395
                                          ------------    ------------     ------------       ------------
Total Current Assets                        33,237,964      31,618,577         (151,750)        64,704,791

  Fixed assets, net                          4,811,863       2,055,148        7,800,000         14,667,011
  Notes receivable                             750,000               -                -            750,000
  Investments                                1,026,936               -                -          1,026,936
  Deferred income taxes                        744,000               -                -            744,000
  Other assets                              12,078,411         250,483        4,514,007         16,842,901
                                          ------------    ------------     ------------       ------------
TOTAL ASSETS                              $ 52,649,174    $ 33,924,208     $ 12,162,257       $ 98,735,639
                                          ============    ============     ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable                        $  8,833,624    $  7,664,406     $ (3,676,761)        12,821,269
  Accrued expenses                           3,812,764       1,702,866                -          5,515,630
  Income taxes payable                               -         310,958         (310,958)                 -
  Current portion of long-term debt          1,099,053      21,115,965      (20,012,247)         2,202,771
  Current portion of subordinated debt         893,108               -                -            893,108
  Current portion of obligations under
   capital lease                                     -          68,604                -             68,604
                                          ------------    ------------     ------------       ------------
Total Current Liabilities                   14,638,549      30,862,799      (23,999,966)        21,501,382

  Other liabilities                          1,470,369       2,126,112       (1,174,117)         2,422,364
  Long-term debt, less current              12,407,411               -       37,406,236         49,813,647
  Subordinated debt, less current            8,735,236               -                -          8,735,236
  Obligations under capital lease,
   less current                                      -         865,401                -            865,401

Shareholders' Equity
  Preferred stock, $.01 par value,
    1,000,000 shares authorized,
    none outstanding                                 -               -                -                  -
  Common stock, $.01 par value,
    15,000,000 shares authorized,
    2,738,211 issued and outstanding            27,382         150,000         (150,000)            27,382
  Additional paid-in capital                 4,122,949         398,237         (398,237)         4,122,949
  Unrealized gain on investments               332,612               -                -            332,612
  Retained earnings                         10,914,751       2,072,369       (2,072,369)        10,914,751
                                          ------------    ------------     ------------       ------------
                                            15,397,694       2,620,606       (2,620,606)        15,397,694
  Less treasury stock                              (85)     (2,550,710)       2,550,710  [1]           (85)
                                          ------------    ------------     ------------       ------------
Total Shareholders' Equity                  15,397,609          69,896          (69,896)        15,397,609
                                          ------------    ------------     ------------       ------------
                                          $ 52,649,174    $ 33,924,208     $ 12,162,257       $ 98,735,639
                                          ============    ============     ============       ============

(A) See components of the pro forma adjustment summarized in the notes to the unaudited pro forma consolidated condensed combined balance sheet.





               AMCON Distributing Company and Subsidiaries
                     Balance Sheet Pro Forma Adjustments
                            March 31, 2001

                                                                                         As of
                                                                                        March 31,
Balance sheet component             Note            Adjustment                            2001
-----------------------             ----    ------------------------------------     -------------
Accounts receivable, less
 allowance for doubtful accounts    [1]     Accounts receivable not purchased        $  (1,250,000)

                                    [1]     Allowance for doubtful accounts not
                                             purchased                                     583,350
                                                                                     -------------
                                                                                          (666,650)
                                                                                     -------------

Inventories                         [2]     Step-up inventory to fair value              1,234,688
                                                                                     -------------

Other                               [1]     Other current assets not purchased            (719,988)
                                                                                     -------------

Fixed assets, net                   [3]     Quincy, Illinois distribution
                                             facility purchased                          7,800,000
                                                                                     -------------

Other assets                        [1]     Other assets not purchased                    (250,483)
                                    [4]     Debt issuance costs on new debt                337,000
                                    [5]     Noncompete intangible asset
                                             purchased                                     346,510
                                    [5]     Goodwill in connection with
                                             purchased net assets                        4,080,980
                                                                                     -------------
                                                                                         4,514,007
                                                                                     -------------

Accounts payable                    [1]     Bank overdraft not assumed                  (3,676,761)
                                                                                     -------------

Income taxes payable                [1]     Income taxes payable not assumed              (310,958)
                                                                                     -------------

Current portion of long-term debt   [1]     MWI senior debt not assumed                (21,115,965)
                                    [5]     Current portion of amounts due to
                                             MWI sole stockholder                          943,400
                                    [7]     Current portion of Gold Bank debt              160,318
                                                                                     -------------
                                                                                       (20,012,247)
                                                                                     -------------

Other liabilities                   [1]     Notes payable to MWI sole
                                             stockholder not assumed                    (1,174,117)
                                                                                     -------------

Long-term debt, less current        [5]     Noncurrent amounts due to MWI
                                             sole stockholder                            2,482,095
                                    [6]     Incremental debt with LaSalle Bank
                                             for purchase of MWI net assets             28,507,459
                                    [4]     Payment of LaSalle Bank debt issuance
                                             costs                                         300,000
                                    [7]     Net new debt with Gold Bank for purchase
                                             of Quincy, IL distribution facility         6,240,000
                                    [4]     Payment of Gold Bank debt issuance costs        37,000
                                    [7]     Reclass current portion of Gold Bank
                                             long-term debt to current                    (160,318)
                                                                                     -------------
                                                                                        37,406,236
                                                                                     -------------


Common stock                        [1]     MWI historical common stock
                                             not purchased (net asset purchase)           (150,000)
                                                                                     -------------

Additional paid-in capital          [1]     MWI historical additional paid-in
                                             capital not purchased (net asset
                                             purchase)                                    (398,237)
                                                                                     -------------

Retained earnings                   [1]     MWI historical retained earnings
                                             not purchased (net asset purchase)         (2,072,369)
                                                                                     -------------

Treasury stock                      [1]     MWI historical treasury stock not
                                             purchased (net asset purchase)              2,550,710
                                                                                     -------------








                             AMCON Distributing Company and Subsidiaries
                                 Pro Forma Consolidated Condensed
                                   Combined Statement of Operations
                               for the six months ended March 31, 2001
                                          (Unaudited)


                                            AMCON            MWI          Pro Forma           Pro Forma
                                          Historical    Historical(A)    Adjustments (B)      Combined
                                        -------------   -------------   -------------       -------------

Sales                                   $ 202,262,059   $ 225,640,942               -       $ 427,903,001

Cost of sales                             182,136,166     215,750,750               -         397,886,916
                                        -------------   -------------   -------------       -------------
Gross profit                               20,125,893       9,890,192               -          30,016,085

Selling, general &
 administrative expenses                   17,435,334       9,612,674        (172,980)         26,875,028
Depreciation & amortization                 1,115,853         294,714         124,933           1,535,500
                                        -------------   -------------   -------------       -------------
                                           18,551,187       9,907,388          48,047          28,410,528
                                        -------------   -------------   -------------       -------------

Income (loss) from operations               1,574,706         (17,196)         48,047)          1,605,557

Other expense (income):
  Interest expense                          1,347,316       1,648,637        (243,527)          2,752,426
  Other income, net                           (48,224)              -               -             (48,224)
                                        -------------   -------------   -------------       -------------
                                            1,299,092       1,648,637        (243,527)          2,704,202
                                        -------------   -------------   -------------       -------------

Income from continuing operations
 before income taxes                          275,614      (1,665,833)        291,574          (1,098,645)

Income tax expense (benefit)                  103,356               -        (515,348)           (411,992)
                                        -------------   -------------   -------------       -------------

Income from continuing operations       $     172,258   $  (1,665,833)  $     806,922       $    (686,653)
                                        =============   =============   =============       =============

Net earnings (loss) per share:
 Basic                                  $       (0.06)                                      $       (0.25)
 Diluted                                $       (0.06)                                      $       (0.25)

Weighed average shares
 outstanding:
 Basic                                      2,737,859                                           2,737,859
 Diluted                                    2,823,479                                           2,823,479

-------------------
(A) MWI's historical financial information for the six months ended
    March 31, 2001 includes the operating results for the 12 week period from October 6, 2000 through December 29, 2000, representing sales and pre-tax loss of $116,565,044 and $626,923, respectively.
    The activity for this 12 week period is also included in MWI's historical information for the year ended December 29, 2000.

(B) See components of the pro forma adjustments summarized in the notes to the unaudited pro forma consolidated condensed combined statements of operations.






                             AMCON Distributing Company and Subsidiaries
                                 Pro Forma Consolidated Condensed
                                 Combined Statement of Operations
                               for the year ended September 30, 2000
                                          (Unaudited)


                                         FFH
                          AMCON      Discontinued       AMCON          MWI         Pro Forma          Pro Forma
                       Historical    Operations(B)    Restated     Historical(A)  Adjustments(C)       Combined
                      ------------   ------------   ------------   ------------   ------------      ------------
Sales                 $466,125,245   $(41,393,914)  $424,731,331   $506,199,544              -      $930,930,875

Cost of Sales          410,511,066    (30,542,869)   379,968,197    482,205,858              -       862,174,055
                      ------------   ------------   ------------   ------------   ------------      ------------
  Gross Profit          55,614,179    (10,851,045)    44,763,134     23,993,686              -        68,756,820

Selling, General &
 Administrative
 expenses               45,910,903   (10,876,540)    35,034,363     21,032,664        (345,960)       55,721,067
Depreciation &
 Amortization            2,794,996       (585,578)     2,209,418        778,814        249,867         3,238,099
                      ------------   ------------   ------------   ------------   ------------      ------------
                        48,705,899    (11,462,118)    37,243,781     21,811,478        (96,093)       58,959,166
                      ------------   ------------   ------------   ------------   ------------      ------------
Income from continuing
 operations              6,908,280        611,073      7,519,353      2,182,208         96,093         9,797,654

Other expense (income):
  Interest expense       3,048,314       (846,508)     2,201,806      2,590,592        210,940         5,003,338
  Other income          (2,159,995)       (87,847)    (2,247,842)        72,581              -        (2,175,261)
                      ------------   ------------   ------------   ------------   ------------      ------------
                           888,319       (934,355)       (46,036)     2,663,173        210,940         2,828,077
                      ------------   ------------   ------------   ------------   ------------      ------------

Income before taxes      6,019,961      1,545,428      7,565,389       (480,965)      (114,847)        6,969,577

Income tax
 expense (benefit)       2,115,522        656,926      2,772,448              -       (158,857)        2,613,591
                      ------------   ------------   ------------   ------------   ------------      ------------

Net income (loss)
 from continuing
 operations           $  3,904,439   $    888,502   $  4,792,941   $   (480,965) $      44,010      $  4,355,986
                      ============   ============   ============   ============  =============      ============


Earnings per share:
 Basic                                              $       1.75                                    $       1.59
 Diluted                                            $       1.68                                    $       1.53

Weighted average
 shares outstanding:
 Basic                                                 2,734,862                                       2,734,862
 Diluted                                               2,853,320                                       2,853,320


------------------------
(A) MWI's historical financial information for the year ended
    September 30, 2000 includes the operating results for the 12 week period from October 6, 2000 through December 29, 2000, representing sales and pre-tax loss of $116,565,044 and $626,923, respectively.
    The activity for this 12 week period is also included in MWI's historical information for the six months ended March 31, 2001.

(B) Represents the discontinued operations of Food For Health Co., Inc., a wholly owned subsidiary of AMCON Distributing Company, which was disposed of in March 2001.

(C) See components of the pro forma adjustments summarized in the notes to the unaudited pro forma consolidated condensed combined statements of operations.







                 AMCON Distributing Company and Subsidiaries
             Combined Statement of Operations Pro Forma Adjustments
                   For the six months ended March 31, 2001 and
                     for the year ended September 30, 2000
                               (Unaudited)

                                                                                        For the        For the
                                                                                      six months        year
                                                                                         ended          ended
                                                                                       March 31,    September 30,
Statement of Operations Component   Note            Adjustment                            2001          2000
---------------------------------   ----    ------------------------------------     ------------   ------------
Selling, general and
 administrative expenses            [1]     Operating lease expense on purchased
                                             distribution facility                   $   (270,480)  $   (540,960)
                                    [2]     Depreciation on purchased distribution
                                             facility                                      97,500        195,500
                                                                                     ------------   ------------
                                                                                         (172,980)      (345,960)
                                                                                     ------------   ------------

Depreciation and amortization       [3]     Amortization of noncompete intangible
                                             asset                                         43,614         86,628
                                    [4]     Amortization of goodwill                       81,620        163,239
                                                                                     ------------   ------------
                                                                                          124,933        249,867
                                                                                     ------------   ------------

Interest expense                    [5]     MWI historical interest expense            (1,601,937)    (2,501,415)
                                    [6]     Interest expense on the LaSalle Bank
                                             debt incurred to purchase MWI assets       1,201,372      2,402,743
                                    [7]     Amortization of LaSalle Bank
                                             debt issuance costs                           50,000        100,000
                                    [8]     Interest expense on the Gold Bank debt
                                             incurred to purchase distribution
                                             facility                                     261,264        518,064
                                    [9]     Interest on debt paid off with portion
                                             of Gold Bank proceeds                        (27,000)       (54,000)
                                   [10]     Amortization of Gold Bank debt issuance
                                             costs                                          3,700          7,400
                                   [11]     Interest expense on amounts due to
                                             MWI sole stockholder                         102,765        205,530
                                   [12]     Impact of interest rate swap financial
                                             instrument                                  (219,691)      (439,382)
                                   [13]     Amortization relating to MWI
                                             historical debt issuance cots                (14,000)       (28,000)
                                                                                     ------------   ------------
                                                                                         (243,527)       210,940)
                                                                                     ------------   ------------

Pre-tax (income) loss impact                                                             (291,574)       114,847


                                   [14]     To adjust tax expense for the net pro
                                             forma adjustments and the combined
                                             pro forma results                           (515,348)      (158,857)
                                                                                     ------------   ------------

Net (income) loss impact of pro forma adjustments                                    $   (806,922)  $    (44,010)
                                                                                     ============   ============




                         AMCON Distributing Company

Notes to Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet:

[1] To eliminate Merchant Wholesale, Inc. ("MWI") assets, liabilities and equity (purchase of net assets as opposed to stock) not purchased or assumed under the Asset Purchase Agreement and the Asset Purchase Addendum.

[2] To record the purchased inventory at its fair value, represented by its selling price, less costs of disposal and estimated selling profit.

[3] In connection with the purchase of MWI's net assets, AMCON entered into the Real Estate Purchase Agreement and the Real Estate Addendum to purchase the Quincy, Illinois distribution facility from MWI's sole stockholder. The facility is recorded at its appraised value of $7.8 million. Prior to June 1, 2001, MWI leased this facility from the sole stockholder under a noncancelable operating lease for an amount of $540,960 per year.

[4] To purchase the net assets of MWI, Amcon restructured its existing debt arrangement with LaSalle Bank to increase its availability under its existing line of credit from $25M to $55M. To purchase the Quincy, Illinois distribution facility from MWI's sole stockholder and to pay off other existing Amcon debt, the Company entered into a term loan arrangement with Gold Bank for an amount of $6,960,000. To secure the financing with LaSalle Bank and Gold Bank, the Company paid debt issuance costs fees totaling approximately $300,000 and $37,000, respectively.

[5] In purchasing the net assets of MWI and the Quincy, Illinois distribution facility, the Company recorded the following preliminary purchase price allocation:

           Account                            Amount
    ---------------------------            ------------

    Assets purchased:
    Accounts receivable                    $ 18,313,358
    Inventories                              12,560,358
    Other                                       593,111
    Fixed assets (including distribution
     facility)                                9,855,148
    Debt issuance costs                         337,000
    Noncompete intangible asset                 346,510

    Liabilities assumed/incurred:
    Accounts payable                         (3,987,645)
    Accrued expenses                         (1,702,866)
    Obligations under capital lease            (934,005)
    Other liabilities                          (951,995)
    Long-term debt                          (38,509,954)
                                           ------------
    Goodwill intangible asset              $  4,080,980
                                           ============

The goodwill will be amortized over an estimated useful life of 25 years, up through the Company's year ending September 30, 2001. At such time, the Company intends to early adopt the guidance under the newly issued Statement of Financial Accounting Standards No. 142 and the remaining unamortized goodwill asset will no longer be amortized. The carrying value of the goodwill will then be reviewed for impairment and written down and charged to the results of operations if and when the impairment recognition criteria is met and the recorded value of the asset exceeds its measured fair value.

In connection with the purchase of MWI's net assets, Amcon entered into the Noncompete Agreement and the Noncompete Addendum with MWI's sole stockholder. The term of the Noncompete Agreement is four years. The noncompete asset of $346,510 represents the present value of the total payments of $400,000 that will be made to the MWI sole stockholder over a four year period.

The present value of the future payments to be made in connection with the net asset purchase and noncompete arrangements within the 12 months subsequent to the pro forma balance sheet date total $943,400 and, therefore, have been classified within the current portion of the long-term debt component in the accompanying pro forma balance sheet. The present value of the payments to be made in connection with the arrangements in years 2 through 4 subsequent to the pro forma balance sheet date total $2,482,095 and, therefore, have been classified within the long-term debt, less current component in the accompanying pro forma balance sheet.

[6] To finance the purchase of the MWI net assets and a portion of the Quincy, Illinois distribution facility, the Company entered into a new debt arrangement with LaSalle Bank to increase the availability under its existing line of credit from $25M to $55M. The new debt bears interest at LIBOR plus 1.75% (5.75% at June 1, 2001) or Prime (7.00% at June 1, 2001), as selected by the Company and is collateralized by the Company's accounts receivable and inventories.

As part of the purchase of MWI's net assets, the Company assumed MWI's existing interest rate swap financial instrument with a notional amount of $25 million that had been tied to MWI's variable rate senior debt. On March 31, 2001, the financial instrument had a negative fair value of $951,995 and, therefore, was recorded as a liability in MWI's balance sheet at March 31, 2001. The swap agreement effectively fixes the interest rate on the incremental LaSalle Debt at 8.33% until the maturity of the contract. The interest rate swap agreement matures on May 27, 2003.

Incremental advances under the line of credit, which are all classified within the long-term debt, less current component in the accompanying pro forma balance sheet, were as follows:

    Uses of line of credit advances:           Amount
    -------------------------------        ------------
    Purchase of MWI net assets             $ 28,247,459
    Financing of a portion of the
     Quincy, IL distribution facility           260,000
    Debt issuance costs                         337,000
                                           ------------
    Total advances                         $ 28,844,459
                                           ============

[7] To purchase the Quincy, Illinois distribution facility from MWI's sole stockholder (and to pay off other existing Amcon debt of $720,000), the Company entered into a term loan arrangement with Gold Bank for an amount of $6,960,000. The term loan is payable in equal installments of $56,532 over a period of 60 months and bears interest at 7.5% per annum. The debt is collateralized by the distribution facility.

The use of the funds from the term loan were as follows:

    Uses of the term debt:                     Amount
    --------------------------------       ------------
    Purchase of the Quincy, IL
     distribution facility                 $  6,240,000
    Payment of other existing
     AMCON debt                                 720,000
                                           ------------
    Total term debt                        $  6,960,000
                                           ============

The present value of the payments due within the 12 months subsequent to the pro forma balance sheet date total $160,318 and, therefore, have been classified within the current portion of long-term debt component within the accompanying pro forma balance sheet. The present value of the amounts due beyond one year from the pro forma balance sheet date total $6,799,682 and, therefore, have been classified within the long-term debt, less current component in the accompanying pro forma balance sheet.

Notes to Unaudited Pro Forma Consolidated Condensed Combined Statements of
Operations:

[1] To eliminate the historical operating lease expense on the Quincy, Illinois distribution facility of $270,480 and $540,960 for the six months ended March 31, 2001 and the year ended September 30, 2000, respectively, that was leased from the MWI sole stockholder under a noncancelable operating lease through June 1, 2001. Amcon purchased the building on June 1, 2001 for $6,500,000.

[2] To record pro forma depreciation expense on the $7,800,000 Quincy, Illinois distribution facility of $97,500 and $195,000 for the six months ended March 31, 2001 and the year ended September 30, 2000, respectively. The facility is being depreciated over its estimated useful life of 40 years.

[3] To record the pro forma amortization on the noncompete intangible asset of $346,510 for the six months ended March 31, 2001 and the year ended September 30, 2000 of $43,314 and $86,628, respectively.

[4] To record the pro forma amortization on the goodwill of $4,080,980 for the six months ended March 31, 2001 and the year ended September 30, 2000 of $81,620 and $163,239, respectively.

[5] To eliminate 100% of MWI's historical interest expense with the exception of interest incurred on the capital leases obligations, as the only debt that was assumed in the purchase of MWI's net assets were certain obligations under capital lease.

[6] To record the incremental debt incurred under the LaSalle Bank line of credit arrangement to purchase the net assets of MWI, to finance a portion of the Quincy, IL distribution facility and to pay the $337,000 in debt issuance costs was $28,844,459. Therefore, the pro forma interest expense on the incremental debt at 8.33% for the six months ended March 31, 2001 and the year ended September 30, 2000 is $1,201,372 and $2,402,743, respectively.

[7] To record the pro forma amortization of the LaSalle Bank debt issuance costs of $300,000 for the six months ended March 31, 2001 and the year ended September 30, 2000 of $50,000 and $100,000, respectively.

[8] To record the pro forma interest expense on the Gold Bank 7.5% term debt of $6,960,000 for the six months ended March 31, 2001 and the year ended September 30, 2000 of $261,264 and $518,064, respectively.

[9] To eliminate the historical interest expense for the six months ended March 31, 2001 and the year ended September 30, 2000 of $27,000 and $54,000, respectively, relating to $720,000 of existing AMCON debt that was paid off with a portion of the Gold Bank term loan proceeds.

[10] To record the pro forma amortization on the Gold Bank debt issuance costs of $37,000 for the six months ended March 31, 2001 and the year ended September 30, 2000 of $3,700 and $7,400, respectively.

[11] To record the pro forma interest expense on the amounts due to the MWI sole stockholder relating to the noncompete and goodwill arrangements for the six months ended March 31, 2001 and the year ended September 30, 2000 of $102,765 and $205,530, respectively.

[12] To record the interest expense reduction impact of marking to market the interest rate swap financial instrument from a negative fair value (liability) of $951,995 as of the date of the acquisition to zero as of the contract's maturity date for the six months ended March 31, 2001 and the year ended September 30, 2000 of $219,691 and $439,382, respectively.

[13] To record the historical MWI debt issuance costs amortization for the six months ended March 31, 2001 and the year ended September 30, 2000 of approximately $14,000 and $28,000, respectively.

[14] The net impact of the pro forma adjustments have been tax-effected at the Company's historical effective tax rate of 37.5%. Additionally, due to the fact that MWI was an S-corporation for tax purposes, no income tax expense (benefit) was recorded in its historical results for the six months ended March 31, 2001 or for the year ended December 29, 2000. Accordingly, the pro forma tax adjustments include amounts to tax-effect the pro forma consolidated condensed combined pre-tax results for the six months ended March 31, 2001 and the year ended September 30, 2000 at the Company's effective tax rate of 37.5%.


         (c)       Exhibits

                   The following items are filed as exhibits to this report:


         EXHIBIT NO.       DESCRIPTION

         2.1 Asset Purchase Agreement, dated February 8, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.1 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.2 Addendum to Asset Purchase Agreement, dated May 30, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.2 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.3 Real Estate Purchase Agreement, dated February 8, 2001, between AMCON Distributing Company, and
                           Robert and Marcia Lansing (incorporated by reference to Exhibit 2.3 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.4               Addendum to Real Estate Purchase Agreement, dated
                           May 30, 2001, between AMCON Distributing Company, and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.4 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.5 Noncompete, Nonsolicitation and Nondisclosure Agreement, dated February 8, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.5 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.6 Addendum to Noncompete, Nonsolicitation and Nondisclosure Agreement, dated May 30, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.6 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         99.1 Press release, dated June 4, 2001, issued by AMCON Distributing Company (incorporated by reference to Exhibit 99.1 of AMCON's Current Report on Form 8-K filed on June 18, 2001)




                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    August 10, 2001        By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer





                                 EXHIBIT INDEX
                                 -------------

         Exhibit           Description

         2.1 Asset Purchase Agreement, dated February 8, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.1 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.2 Addendum to Asset Purchase Agreement, dated May 30, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.2 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.3 Real Estate Purchase Agreement, dated February 8, 2001, between AMCON Distributing Company, and
                           Robert and Marcia Lansing (incorporated by reference to Exhibit 2.3 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.4               Addendum to Real Estate Purchase Agreement, dated
                           May 30, 2001, between AMCON Distributing Company, and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.4 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.5 Noncompete, Nonsolicitation and Nondisclosure Agreement, dated February 8, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.5 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         2.6 Addendum to Noncompete, Nonsolicitation and Nondisclosure Agreement, dated May 30, 2001, between AMCON Distributing Company, Merchants Wholesale Inc. and Robert and Marcia Lansing (incorporated by reference to Exhibit 2.6 of AMCON's Current Report on Form 8-K filed on June 18, 2001)

         99.1 Press release, dated June 4, 2001, issued by AMCON Distributing Company (incorporated by reference to Exhibit 99.1 of AMCON's Current Report on Form 8-K filed on June 18, 2001)